EXHIBIT 99

JOINT FILER INFORMATION

Title of Security:	Redeemable Convertible Preferred Stock

Issuer and Ticker Symbol:	China Medicine Corp (CHME)

Designated Filer:	OEP CHME Holdings, LLC

Other Joint Filers:	One Equity Partners III, L.P.
OEP General Partner III, L.P.
OEP Parent LLC

Addresses:	The principal business office address of each of the Joint Filers above is 320 Park Avenue, 18th Floor, New York, NY 10022

Signatures of Other	OEP CHME HOLDINGS, LLC
Joint Filers:
	By:	One Equity Partners III, L.P.,
as Managing Member

	By:	OEP General Partner III, L.P,
as general partner

	By:	OEP Parent LLC,
as general partner

	By:	/s/ Richard W. Smith
	Name:	Richard W. Smith
	Title:	Managing Director

ONE EQUITY PARTNERS III, L.P.

	By:	OEP General Partner III, L.P,
as general partner

	By:	OEP Parent LLC,
as general partner

	By:	/s/ Richard W. Smith
	Name:	Richard W. Smith
	Title:	Managing Director

OEP GENERAL PARTNER III, L.P.

	By:	OEP Parent LLC,
as general partner

	By:	/s/ Richard W. Smith
	Name:	Richard W. Smith
	Title:	Managing Director

OEP PARENT LLC

	By:	/s/ Richard W. Smith
	Name:	Richard W. Smith
	Title:	Managing Director